FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2000



                              ENOVA HOLDINGS. INC.
             (Exact name of registrant as specified in its charter.)


                                     Nevada
                    (State of incorporation or organization)


                                    000-29069
                            (Commission File Number)


                                   33-0803552
                      (I.R.S. Employee Identification No.)


               1196 E. Willow Street, Long Beach California 90806
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (562) 426-1321













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Item 1.           Changes in Control of Registrant

                  None

Item 2.           Acquisition or Disposition of Assets

                           On  November  7,  2000,  the  Board of  Directors  of
                  Registrant deemed it in the best interests of Registrant to accept and then voted unanimously to accept an offer from Staruni Corporation (SRUN-OTC-BB)for the purchase of 100% of the common shares in and to its wholly owned asset, Pego Systems, Inc. On November 16, 2000, a stock purchase agreement was executed by and between Enova Holdings, Inc., as Seller and Staruni Corporation., a California corporation whereby Registrant would effect a tax free exchange of stock with Staruni Corp., exchanging 33,000 shares of Pego Systems, Inc., common voting shares (100% of the issued and outstanding common voting shares) for somewhat over 15 Million of legended Staruni common voting shares. The exact amount of Staruni shares shall be adjusted to the precise number within thirty
                  (30) days from closing.

Item 3.           Bankruptcy or Receivership

                  None

Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  None

Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                  Financial Statements - None

                  Exhibits - Stock Purchase Agreement dated November 16, 2000

Item 8.           Change in Fiscal Year

                  None










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                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ENOVA HOLDINGS, INC.



Dated:  December 1, 2000                         By: /s/ Frederic Cohn
                                                 ---------------------
                                                 Frederic Cohn
                                                 Chairman of the Board










































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